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                                                                    EXHIBIT 5.01

                                                                     [AT&T LOGO]


                           [Letterhead of AT&T Corp.]

                              November  17, 2000


AT&T Corp.
32 Avenue of the Americas
New York, New York 10013

Dear Sirs:

         With reference to the registration statement on Form S-4 (the "Registration Statement") that AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 1,617,715 shares of the Company's Class A Liberty Media Group common stock, par value $1.00 per share (the "Liberty Media Group Common Stock"), to be issued pursuant to the Agreement and Plan of Merger, dated as of July 25, 2000, by and among the Company, E-Group Merger Corp., Liberty Media and Video Services Corporation, I am of the opinion that:

         1. the Company is a duly organized and validly existing corporation under the laws of the State of New York;

         2. the issuance of the Liberty Media Group Common Stock has been duly authorized by appropriate corporate action of the Company; and

         3. when the Liberty Media Group Common Stock has been issued and delivered pursuant to a sale in the manner described in the Registration Statement, such Liberty Media Group Common Stock will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the related Proxy Statement/Prospectus under the heading "Legal Matters."

                               Very truly yours,

                               /S/ ROBERT S. FEIT
                               -------------------------
                                   Robert S. Feit
                                   General Attorney and
                                   Assistant Secretary